As filed with the Securities and Exchange Commission on May 24, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

FTI CONSULTING, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-1261113
(State of Incorporation)	(I.R.S. Employer Identification Number)

900 Bestgate Road, Suite 100,

Annapolis, Maryland 21401

(Address of Principal Executive Offices) (Zip Code)

FTI CONSULTING, INC. EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

(Full title of the Plan)

Jack B. Dunn, IV

Chairman of the Board, Chief Executive Officer and President

FTI Consulting, Inc.

900 Bestgate Road, Suite 100

Annapolis, Maryland 21401

(410) 244-8770

(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock, par value $0.01 per share	250,000 shares	$15.89	$3,972,500	$504.00

(1)	An aggregate of 2,050,000 shares of Common Stock may be offered or issued pursuant to the FTI Consulting, Inc. Employee Stock Purchase Plan, as amended, of which 900,000 shares, split-adjusted, were previously registered on Form S-8 (File No. 333-30173), 225,000 shares, split-adjusted, were previously registered on Form S-8 (File No. 333-64050), 300,000 shares, split adjusted, were previously registered on Form S-8 (File No. 333-92384), 375,000 shares, split adjusted, were previously registered on Form S-8 (File No. 333-105741), and 250,000 are being registered hereunder.

(2)	Estimated solely for the calculation of the registration fee pursuant to Rule 457(c) and (h). The registration fee has been calculated with respect to the additional securities registered on this Form S-8 only, on the basis of the average of the high and low prices reported on The New York Stock Exchange on May 21, 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The contents of the Registration Statement of FTI Consulting, Inc., formerly known as Forensic Technologies International Corporation (the “Company” ), on Form S-8 (File No. 333-30173) filed with the Commission on June 27, 1997, the Registration Statement of the Company on Form S-8 (File No. 333-64050) filed with the Commission on June 28, 2001, the Registration Statement of the Company on Form S-8 (File No. 333-92384) filed with the Commission on July 15, 2002, and the Registration Statement of the Company on Form S-8 (File No. 333-105741) filed with the Commission on May 30, 2003 with respect to the FTI Consulting, Inc. Employee Stock Purchase Plan, as amended, are incorporated by reference herein.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Information furnished under Items 9 and 12 of our Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this registration statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8.	Exhibits.

Number		Description

4.1	*	Articles of Incorporation of the Registrant, as amended and restated

4.2	**	By-Laws of the Registrant, as amended and restated

4.3	***	Employee Stock Purchase Plan, as amended

5.1		Opinion of In-House General Counsel of FTI Consulting, Inc.

23.1		Consent of Independent Auditors

23.2		Consent of In-House General Counsel (included in Exhibit 5.1)

24.1		Power of Attorney (included as part of the signature page to this Registration Statement)

*	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2003, and incorporated herein by reference.

**	Filed as an exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 7, 2004, and incorporated herein by reference.

***	Filed as an exhibit to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 7, 2004, and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Annapolis, Maryland, as of May 21, 2004.

F TI CONSULTING, INC.

By:	/s/ JACK B. DUNN, IV

Name:	Jack B. Dunn, IV
Title:	Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, the Administrator of the FTI Consulting, Inc. Employee Stock Purchase Plan certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Annapolis, Maryland, as of May 21, 2004.

FTI CONSULTING, INC. EMPLOYEE STOCK PURCHASE PLAN

By:	/s/ DENNIS J. SHAUGHNESSY

Name:	Dennis J. Shaughnessy
Title:	Chair of the Compensation Committee

KNOW ALL MEN BY THESE PRESENTS that Jack B. Dunn, IV and Theodore I. Pincus have been appointed the true and lawful attorneys-in-fact and agents of the persons identified below, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments, supplements or post-effective amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or either one of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ JACK B. DUNN, IV Jack B. Dunn, Iv	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	May 21, 2004

/s/ DOMINIC DINAPOLI Dominic Dinapoli	Executive Vice President and Chief Operating Officer	May 21, 2004

/s/ THEODORE I. PINCUS Theodore I. Pincus	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 21, 2004

/s/ PHILIP R. JACOBY, JR. Philip R. Jacoby, Jr.	Controller (Principal Accounting Officer)	May 21, 2004

/s/ DENIS J. CALLAGHAN Denis J. Callaghan	Director	May 21, 2004

/s/ JAMES A. FLICK, JR. James A. Flick, Jr.	Director	May 21, 2004

/s/ PETER F. O’MALLEY Peter F. O’Malley	Director	May 21, 2004

/s/ DENNIS J. SHAUGHNESSY Dennis J. Shaughnessy	Director	May 21, 2004

George P. Stamas	Director

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